Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-156239, 333-149741, 333-136473, 333-128923, 333-115840, 333-110264, 333-44954, 333-92629, 333-92631, 333-57331, 333-32911 and 333-08863 on Form S-8 of our report dated February 20, 2009 (October 8, 2009 as to Note 24), relating to the consolidated financial statements of FEI Company and subsidiaries (the “Company”) (which report includes an explanatory paragraph referring to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement 109 and an explanatory paragraph referring to the adoption of FASB Staff Position (“FSP”) No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)), appearing in this Current Report on Form 8-K of FEI Company filed on October 8, 2009.

/s/ Deloitte & Touche, LLP

October 8, 2009
Portland, OR